UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

AMENDMENT NO. 1 TO

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Original Report (earliest event reported): October 12, 2004

APPLE REIT SIX, INC.

(Exact name of registrant as specified in its charter)

Virginia	333-112169	20-0620523
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

814 East Main Street, Richmond, VA	23219
(Address of principal executive offices)	(Zip Code)

(804) 344-8121

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Apple REIT Six, Inc. hereby amends Item 9.01 of its Current Report on Form 8-K dated October 12, 2004 and filed (by the required date) on October 18, 2004 for the purpose of filing certain financial statements and information. In accordance with
Rule 12b-15 under the Securities Exchange Act of 1934, as amended, this Amendment No. 1 sets forth the complete text of the item as amended.

Item 9.01 Financial Statements and Exhibits

(a) Financial statements of businesses acquired

(See following pages)

(b) Pro forma financial information

(See following pages)

(c) Exhibits

None.

INDEX TO FINANCIAL STATEMENTS

Financial Statements of Businesses Acquired

Stonebridge Acquisition Hotels (Audited)

Independent Auditors’ Report	2
Combined Balance Sheets – December 31, 2003, 2002 and 2001	3
Combined Statements of Income – Years Ended December 31, 2003, 2002 and 2001	4
Combined Statements of Members’ Equity – Years Ended December 31, 2003, 2002 and 2001	5
Combined Statements of Cash Flows – Years Ended December 31, 2003, 2002 and 2001	6
Notes to the Combined Financial Statements	7

Stonebridge Acquisition Hotels (Unaudited)

Combined Balance Sheets – December 31, 2003 and June 30, 2004 (unaudited)	14
Combined Statements of Income – Six Months Ended June 30, 2004 and 2003 (unaudited)	15
Combined Statements of Cash Flows – Six Months Ended June 30, 2004 and 2003 (unaudited )	16

Pro Forma Financial Information

Apple REIT Six, Inc. (Unaudited)

Pro Forma Condensed Consolidated Balance Sheet as of June 30, 2004 (unaudited)	17
Notes to Pro Forma Condensed Consolidated Balance Sheet (unaudited)	18
Pro Forma Condensed Consolidated Statements of Operations for the year ended December 31, 2003 and the six months ended June 30, 2004 (unaudited)	19
Notes to Pro Forma Condensed Consolidated Statements of Operations (unaudited)	22

Independent Auditor’s Report

To the Members of

Stonebridge Acquisition Hotels

We have audited the accompanying combined balance sheets of Stonebridge Acquisition Hotels, as of December 31, 2003, 2002 and 2001, and the related combined statements of income, members’ equity, and cash flows for the years then ended. These financial statements are the responsibility of the Hotels’ management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of Stonebridge Acquisition Hotels, as of December 31, 2003, 2002 and 2001, and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 7, in October 2004, the investment in eight Hotels was sold.

/s/    McGladrey & Pullen, LLP

Richmond, Virginia

October 13, 2004

STONEBRIDGE ACQUISITION HOTELS

COMBINED BALANCE SHEETS

DECEMBER 31, 2003, 2002 AND 2001

	2003	2002	2001
Assets
Investment in hotels, net of accumulated depreciation of $9,318,406, $7,284,685, $5,273,690, respectively	$53,945,637	$44,005,428	$36,501,745
Construction in progress	12,017,629	2,779,938	2,614,189
Cash	1,861,337	1,780,646	2,134,552
Accounts receivable	1,273,381	897,527	378,647
Restricted funds held for:
Taxes	78,477	92,998	129,259
Furniture, fixtures and equipment	573,428	397,216	369,722
Prepaid expenses and other current assets	122,887	166,957	84,328
Franchise fees, net of accumulated amortization of $56,775, $41,062, $26,709, respectively	115,190	105,903	70,940
Loan Origination Costs, net of accumulated amortization of $304,502, $187,588, $326,871, respectively	851,542	766,373	453,716

Total assets	$70,839,508	$50,992,986	$42,737,098

Liabilities And Members’ Equity
Liabilities:
Mortgages payable	$55,928,796	$41,739,131	$33,626,839
Due to affiliates	1,950,000	—	—
Accounts payable and accrued expenses	3,071,936	1,552,660	945,905

Total liabilities	60,950,732	43,291,791	34,572,744
Commitments and Subsequent Event
Members’ Equity	9,888,776	7,701,195	8,164,354

Total liabilities and members’ equity	$70,839,508	$50,992,986	$42,737,098

See Notes to Combined Financial Statements.

STONEBRIDGE ACQUISITION HOTELS

COMBINED STATEMENTS OF INCOME

YEARS ENDED DECEMBER 31, 2003, 2002 AND 2001

	2003	2002	2001
Revenues:
Suites	$19,497,521	$16,925,093	$14,414,906
Other	1,088,324	931,234	878,364

Total revenues	20,585,845	17,856,327	15,293,270

Expenses:
Operating	5,064,300	3,693,241	3,078,348
Hotel administration	1,965,828	2,014,890	1,843,765
Sales and marketing	762,970	687,611	526,103
Utilities	725,420	634,706	545,514
Repairs and maintenance	803,278	640,377	405,717
Management and franchise fees	2,637,224	2,300,329	2,079,419
Taxes, insurance and other	1,487,640	932,752	806,749
Depreciation and amortization	2,201,333	2,348,377	1,949,505

Total expenses	15,647,993	13,252,283	11,235,120

Operating income	4,937,852	4,604,044	4,058,150
Interest income	13,459	12,071	25,836
Interest expense	(2,804,257)	(2,370,316)	(2,588,198)

Net income	$2,147,054	$2,245,799	$1,495,788

See Notes to Combined Financial Statements.

STONEBRIDGE ACQUISITION HOTELS

COMBINED STATEMENTS OF MEMBER’S EQUITY

YEARS ENDED DECEMBER 31, 2003, 2002 AND 2001

	2003	2002	2001
Beginning Balance	$7,701,195	$8,164,354	$7,925,900
Net Income	2,147,054	2,245,799	1,495,788
Contributions	4,921,320	1,000,000	1,700,000
Distributions	(4,880,793)	(3,708,958)	(2,957,334)

Ending Balance	$9,888,776	$7,701,195	$8,164,354

See Notes to Combined Financial Statements.

STONEBRIDGE ACQUISITION HOTELS

COMBINED STATEMENTS OF CASH FLOWS

YEARS ENDED DECEMBER, 2003, 2002 AND 2001

	2003	2002	2001
Cash Flows From Operating Activities
Net income	$2,147,054	$2,245,799	$1,495,788
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	2,201,333	2,348,377	1,949,505
Change in assets and liabilities:
(Increase) decrease in:
Accounts receivable	(375,854)	(518,880)	118,748
Prepaid expenses and other current assets	44,070	(82,629)	367,773
Increase (decrease) in:
Accounts payable and accrued expenses	16,168	321,522	(39,309)

Net cash provided by operating activities	4,032,771	4,314,189	3,892,505

Cash Flows From Investing Activities
Purchase of capital assets, including construction in progress	(9,320,552)	(1,812,876)	(1,835,565)
Franchise fees	(25,000)	(49,315)	—
Net (increase) decrease in restricted funds held	(161,691)	8,767	(131,239)

Net cash used in investing activities	(9,507,243)	(1,853,424)	(1,966,804)

Cash Flows From Financing Activities
Proceeds from notes payable	5,430,928	18,920,940	4,730,000
Principal payments on notes payable	(1,664,150)	(18,853,335)	(4,010,640)
Due to Affiliate	1,950,000	—	—
Loan origination fees	(202,142)	(173,318)	(155,005)
Equity Funding	4,921,320	1,000,000	1,700,000
Distributions	(4,880,793)	(3,708,958)	(2,957,334)

Net cash provided by (used in) financing activities	5,555,163	(2,814,671)	(692,979)

Net increase (decrease) in cash	80,691	(353,906)	1,232,722
Cash:
Beginning	1,780,646	2,134,552	901,830

Ending	$1,861,337	$1,780,646	$2,134,552

Supplemental Disclosure of Cash Flow Information
Cash payments for interest, including capitalized interest	$3,006,814	$2,490,792	$2,926,877

Supplemental Schedule of Noncash Investing and Financing Activities
Capital assets purchased included in accounts payable	$1,503,108	$285,233	$—

Property and equipment financed by notes payable	$10,422,887	$8,044,685	$2,000,000

See Notes To Combined Financial Statements.

Stonebridge Acquisition Hotels

Notes To Combined Financial Statements

Note 1. Nature of Business and Significant Accounting Policies

Nature of business: The accompanying combined financial statements present the financial information of the following Hotel properties (the Hotels):

365 Lodging, LLC is a Colorado limited liability company which was formed on July 3, 2002, for the purpose of acquiring land and developing a Homewood Suites by Hilton and operating the hotel under a management agreement with Stonebridge Hospitality Services, LLC (the Manager). The hotel, located in Anchorage, Alaska became operational in March 2004, when the management agreement became effective and the hotel commenced operations.

Anchorage Lodging, LLC is a Colorado limited liability company which was formed on March 13, 1997, for the purpose of acquiring land and developing a Hampton Inn by Hilton and operating the hotel under a management agreement with Stonebridge Hospitality Services, LLC (the Manager). The hotel, located in Anchorage, Alaska became operational in October 1997, when the management agreement became effective and the hotel commenced operations.

Arcadia Lodging, LLLP is a Colorado limited liability limited partnership which was formed on May 18, 1998, for the purpose of acquiring land and developing a Hilton Garden Inn by Hilton and operating the hotel under a management agreement with Stonebridge Hospitality Services, LLC (the Manager). The hotel, located in Arcadia, California, became operational in October 1999, when the management agreement became effective and the hotel commenced operations.

Arcadia Suites, LLLP is a Colorado limited liability limited partnership which was formed on May 18, 1998, for the purpose of acquiring land and developing a Springhill Suites by Marriott and operating the hotel under a management agreement with Stonebridge Hospitality Services, LLC (the Manager). The hotel, located in Arcadia, California, became operational in November 1999, when the management agreement became effective and the hotel commenced operations.

Borealis Lodging, LLC is a Colorado limited liability company which was formed on July 27, 2000, for the purpose of acquiring land and developing a Hilton Garden Inn by Hilton and operating the hotel under a management agreement with Stonebridge Hospitality Services, LLC (the Manager). The hotel, located in Anchorage, Alaska, became operational in June 2002, when the management agreement became effective and the hotel commenced operations.

Foothill Ranch Lodging, LP is a Colorado limited partnership which was formed on April 15, 1997, for the purpose of acquiring land and developing a Hampton Inn by Hilton and operating the hotel under a management agreement with Stonebridge Hospitality Services, LLC (the Manager). The hotel, located in Foothill Ranch, California became operational in August 1998, when the management agreement became effective and the hotel commenced operations.

Glendale Lodging, LLLP is a Colorado limited liability limited partnership which was formed on August 20, 1997, for the purpose of acquiring land and developing a Hampton Inn and Suites by Hilton and operating the hotel under a management agreement with Stonebridge Hospitality Services, (the Manager). The hotel, located in Denver, Colorado, became operational in April 1999, when the management agreement became effective and the hotel commenced operations.

Jeffco Lodging, LLP is a Colorado limited liability partnership which was formed on September 1, 2003, for the purpose of acquiring real estate of a Hampton Inn by Hilton and operating the hotel under a management agreement with Stonebridge Hospitality Services, LLC (the Manager). The hotel, located in Lakewood,

Stonebridge Acquisition Hotels

Notes To Combined Financial Statements—(Continued)

Colorado, became operational in September 2003, when the management agreement became effective and the hotel commenced operations.

Orange County Lodging, LP is a Colorado limited partnership which was formed on April 15, 1997, for the purpose of acquiring land and developing a Hilton Garden Inn by Hilton and operating the hotel under a management agreement with Stonebridge Hospitality Services, LLC (the Manager). The hotel, located in Lake Forest, California, became operational in April 2004, when the management agreement became effective and the hotel commenced operations.

Phoenix Lodging, LLC is a Colorado limited liability company which was formed on April 11, 1997, for the purpose of acquiring land and developing a Hampton Inn by Hilton and operating the hotel under a management agreement with Stonebridge Hospitality Services, LLC (the Manager). The hotel, located in Phoenix, Arizona, became operational in November 1998, when the management agreement became effective and the hotel commenced operations.

A summary of the Hotels’ significant accounting policies follows:

Personal assets and liabilities and members’ salaries: In accordance with the generally accepted method of presenting limited liability company and partnership financial statements, the combined financial statements do not include the personal assets and liabilities of the members, including their obligation for income taxes on their distributive shares of the net income of the limited liability company or partnership nor any provision for income tax expense.

The expenses shown in the combined statements of income do not include any salaries to the members.

Principles of combination: The accompanying financial statements of Stonebridge Acquisition Hotels include the accounts of 365 Lodging, LLC, Anchorage Lodging, LLC, Arcadia Lodging, LLLP, Arcadia Suites, LLLP, Borealis Lodging, LLC, Foothill Ranch Lodging, LP, Glendale Lodging, LLLP, Jeffco Lodging, LLP, Orange County Lodging, LP, and Phoenix Lodging, LLC (collectively the Hotels). The Hotels are separate legal entities that share management and common ownership. All significant related balances and transactions have been eliminated in combination.

Concentrations of credit risk: The Hotels maintain their cash in bank deposit accounts which, at times, may exceed federally insured limits. The Hotels have not experienced any losses in such accounts. The Hotels believe they are not exposed to any significant credit risk on cash.

Restricted funds: The Hotels are required to fund some of the various mortgage holders with sufficient funds, generally 5% of gross revenue, to cover the cost of replacements and renewals to the hotel’s property and improvements. The mortgagors hold these funds in escrow in short-term money market securities on behalf of the hotel until the funds are spent on capital improvements.

Accounts receivable: Accounts receivable is comprised primarily of trade receivables due from Hotel guests. An allowance for doubtful accounts is based on management’s estimate of the expected collectibility of these trade receivables. There is no allowance at December 31, 2003, 2002 and 2001. Trade receivables are written off when deemed uncollectible. Recoveries of trade receivables previously written off are recorded when received.

A trade receivable is considered past due when any portion of the receivable balance is outstanding for more than 90 days. Interest is charged on trade receivables that are outstanding for more than 30 days and is recognized as charged. No interest has been charged to trade receivables during 2003, 2002 or 2001.

Stonebridge Acquisition Hotels

Notes To Combined Financial Statements—(Continued)

Investment in hotels: The investment in hotels is stated at cost. Interest and property taxes incurred during the construction of the facilities were capitalized and depreciated over the life of the asset. Costs of improvements are capitalized. Costs of normal repairs and maintenance are charged to expense as incurred. Upon the sale or retirement of property and equipment, the cost and related accumulated depreciation are removed from the respective accounts, and the resulting gain or loss, if any, is included in operations.

Depreciation is calculated on a straight-line basis over the estimated useful lives of the assets. The useful lives of assets are 39 years for buildings, 15 years for improvements and 5 to 7 years for furniture, fixtures and equipment.

Valuation of long-lived assets: The Hotels accounts for the valuation of long-lived assets under Statement of Financial Accounting Standards (SFAS) No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. SFAS No. 144 requires that long-lived assets and certain identifiable intangible assets be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of the long-lived asset is measured by a comparison of the carrying amount of the asset to future undiscounted net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the estimated fair value of the assets. Assets to be disposed of are reportable at the lower of the carrying amount or fair value, less costs to sell. No impairment losses have been recorded to date.

Franchise fees: Franchise fees are amortized on a straight-line basis which approximates the effective interest method over the term of the agreement commencing on the hotel opening dates.

Loan origination costs: Construction loan costs are capitalized to investment in hotel property and are depreciated in accordance with the Hotels’ normal depreciation policies. Permanent loan costs are amortized using straight-line methods, which approximates the effective interest method, over the terms of the respective mortgages. Amortization expenses totaled $140,766, $177,738 and $184,535 for the years ended December 31, 2003, 2002 and 2001 respectively.

Income taxes: No federal or state income taxes are payable by the Hotels, and therefore, no tax provision has been reflected in the accompanying financial statements. The members are required to include their respective share of Hotels profits or losses in their individual tax returns. The tax returns, the status of the Hotels as such for tax purposes, and the amount of allocable Hotels income or loss, are subject to examinations by the Internal Revenue Service. If such examinations result in changes with respect to the Hotels status, or in changes to allocable Hotels income or loss, the tax liability of the members would be changed accordingly.

Revenue recognition: Revenue is recognized as earned, which is generally defined as the date upon which a guest occupies a room or consummation of purchases of other hotel services.

Sales and marketing: Sales and marketing costs are expensed when incurred. These costs represent the expense for franchise advertising and reservation systems under the terms of the hotel management agreement and general and administrative expenses that are directly attributable to advertising and promotion.

Estimates: The presentation of the financial statements requires management to make estimates and assumptions that affect reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Stonebridge Acquisition Hotels

Notes To Combined Financial Statements—(Continued)

Note 2. Investment in Hotel Properties

The following is a reconciliation of the carrying value of the Investment in hotels at December 31, 2003, 2002 and 2001:

	2003	2002	2001
Land and land improvements	$10,748,333	$9,111,282	$9,111,282
Building and improvements	43,633,333	35,293,358	27,315,775
Furniture, fixtures and equipment	8,882,377	6,885,473	5,348,378

	63,264,043	51,290,113	41,775,435
Less accumulated depreciation	9,318,406	7,284,685	5,273,690

Investment in hotels, net	$53,945,637	$44,005,428	$36,501,745

Stonebridge Acquisition Hotels

Notes To Combined Financial Statements—(Continued)

Note 3. Mortgages Payable

Mortgages payable at December 31, 2003, 2002 and 2001 consist of the following:

	2003	2002	2001
365 Lodging, LLC Mortgage with GE Capital, secured by the investment in the hotel; term of 10 years and due September 2013; interest at Libor + 2.75%	$3,411,162	$—	$—
365 Lodging, LLC Mortgage with Great Western, secured by the investment in the hotel; term of 6 years and due September 15, 2009; interest at 5.5.%	3,849,500	—	—
Anchorage Lodging, LLC Mortgage with GE Capital Corporation secured by the investment in the hotel; term of 10 years and due April 2009; interest at 7.75%	5,775,303	5,954,167	6,119,556
Arcadia Lodging, LLLP Mortgage with Corus Bank secured by the investment in the hotel; term of 3 years and due May 2005; interest at LIBOR + 3.75%	5,813,205	6,015,233	—
Arcadia Lodging, LLLP Mortgage with ChinaTrust Bank secured by the investment in the hotel; interest at Prime + 1.25%; Paid off April 2002	—	—	6,221,344
Arcadia Suites, LLLP Mortgage with Corus Bank secured by the investment in the hotel; term of 3 years and due April 2005; interest at LIBOR + 3.75%	4,383,728	4,525,690	—
Arcadia Suites, LLLP Mortgage with ChinaTrust Bank secured by the investment in the hotel; interest at Prime + 1.25%; Paid off 2002	—	—	4,542,568
Borealis Lodging, LLC Mortgage with HilMAC secured by the investment in the hotel; term of 5 years and due December 2007; interest at 6.05%	9,031,159	9,262,219	—
Borealis Lodging, LLC Mortgage with Great Western secured by the investment in the hotel; interest at Prime + .75%; Paid off 2003	—	500,000	2,000,000
Foothill Ranch Lodging, LP Mortgage with PNC Bank secured by the investment in the hotel; term of 10 years and due August 2011; interest at 8.06%	4,587,756	4,650,457	4,708,255
Glendale Lodging, LLLP Mortgage with GE Capital secured by the investment in the hotel; term of 10 years and due January 2013; interest at 6.93%	6,734,506	6,900,000	—
Glendale Lodging, LLLP Mortgage with Corus Bank secured by the investment in the hotel; interest at Prime + 5.75%; Paid off 2002	—	—	5,987,278
Jeffco Lodging, LLP Mortgage with Guaranty Bank and Trust secured by the investment in the hotel; term of 4 years and due July 2007; interest at 4%	5,197,659	—	—
Orange County Lodging, LP Mortgage with FirsTier Capital secured by the investment in the hotel; term of 2 years and due January 2004; interest at Prime + .5%	3,339,393	—	—
Phoenix Lodging, LLC Mortgage with GE Capital secured by the investment in the hotel; term of 10 years and due February 2009; interest at 7.48%	3,805,425	3,931,365	4,047,838

	$55,928,796	$41,739,131	$33,626,839

Stonebridge Acquisition Hotels

Notes To Combined Financial Statements—(Continued)

Future maturities at December 31, 2003 are as follows:

Year Ending December 31,
2004	$1,915,249
2005	12,524,136
2006	5,023,902
2007	6,975,059
2008	9,855,619
Thereafter	$19,634,831

Total	$55,928,796

Interest of $202,557, $120,475 and $47,106 was capitalized in the years ended December 31, 2003, 2002 and 2001, respectively.

Note 4. Management Agreements

The Hotels are subject to management agreements, which cover an initial term of 5 to 20 years with varying renewal terms. The agreements provide for payment of base management fees, marketing fees, and reservation system fees, which are calculated monthly and range from 4.6% to 6% of gross rental revenues. Management fees of $968,514, $787,946 and $667,016, were expensed in 2003, 2002 and 2001, respectively.

Note 5. Franchise Agreements

Franchise fees totaling $171,965, $146,965 and $97,650 have been paid to Hilton and Marriott International, Inc. as of December 31, 2003, 2002, and 2001, respectively. Amortization expense totaled $15,713, $14,353 and $13,194 for the years ended December 31, 2003, 2002 and 2001, respectively.

The Hotels are subject to various franchise agreements under which the Hotels agree to use the Franchisor’s trademark, standards of service (cleanliness, management, advertising) and construction quality and design. There are agreements with Hilton (Homewood Suites, Hampton Inn, Hampton Inn and Suites and Hilton Garden Inn) and Marriott International, Inc. (Springhill Suites). The agreements cover initial term of 5 to 20 years with varying renewal terms. The agreement provides for payment of base management fees, which are calculated monthly and range from 3% to 8% of gross rental revenues. Franchise fees of $1,269,506, $1,104,377 and $983,802 were paid in 2003, 2001 and 2001, respectively

Note 6. Related Parties

The managing member of the Hotels is also the President of the Manager. The “Due to affiliates” of $1,200,000 to Arcadia Lodging, LLLP and $750,000 to Arcadia Suites, LLLP as of December 31, 2003 are funds loaned from the Manager in order to assist with distributions to the other members. Interest at 5% per annum is being paid monthly and the outstanding principal balances are anticipated to be paid within a year.

The Hotels also owe the Manager $332,253, $234,870 and $176,335 at December 31, 2003, 2002 and 2001, respectively for the management fees, employee expenses and miscellaneous operating expenses in the normal course of business. All amounts owed were paid in the subsequent year. These amounts are included in accounts payable and accrued expenses in the accompanying combined financial statements.

Stonebridge Acquisition Hotels

Notes To Combined Financial Statements—(Continued)

Note 7. Subsequent Event

In October 2004, the Hotels sold eight of the hotel investments to Apple REIT Six, Inc. for a gross purchase price of $95 million. The sale of two of the hotel investments are pending. The gross purchase price for these investments is $19 million and the sale is expected to close in November 2004. Debt in Anchorage Lodging, LLC, Foothill Ranch Lodging, LP, and Glendale Lodging, LLLP with an aggregate principal balance of approximately $17 million, will be assumed by the purchaser.

STONEBRIDGE ACQUISITION HOTELS

COMBINED BALANCE SHEETS (UNAUDITED)

DECEMBER 31, 2003 AND JUNE 30, 2004

	December 31, 2003	June 30, 2004
Assets
Investment in hotel, net	$53,945,637	$72,938,429
Construction in Progress	12,017,629	—
Cash and cash equivalents	1,861,337	1,643,128
Accounts Receivable	1,273,381	1,210,080
Restricted funds held for:
Taxes	78,477	86,848
Furniture, fixtures and equipment	573,428	683,235
Other assets, net	1,089,619	1,262,205

Total assets	$70,839,508	$77,823,925

Liabilities And Net Assets
Liabilities:
Notes payable	$55,928,796	$64,995,996
Accounts payable & accrued expenses	5,021,936	1,804,128

Total liabilities	60,950,732	66,800,124
Commitments and subsequent events
Members’ Equity	9,888,776	11,023,801

Total liabilities and members’ equity	$70,839,508	$77,823,925

See also the audited financial statements included as part of this filing

STONEBRIDGE ACQUISITION HOTELS

COMBINED STATEMENTS OF INCOME (UNAUDITED)

SIX MONTHS ENDED JUNE 30, 2004 AND 2003

	2004	2003
Revenues:
Suites	$12,359,491	$9,164,615
Other	726,410	530,772

Total revenues	13,085,901	9,695,387

Expenses:
Operating	3,605,960	2,524,123
Hotel Administration	1,220,707	558,366
Sales and marketing	599,490	351,942
Utilities	449,053	319,025
Repairs and maintenance	550,054	374,865
Management & Franchise Fees	1,664,811	1,226,320
Taxes, insurance and other	743,623	809,314
Depreciation	1,521,889	1,178,337

Total expenses	10,355,587	7,342,292

Operating income
Interest income	3,294	8,705
Interest expense	1,600,287	1,376,624

Net income	$1,133,321	$985,176

See also the audited financial statements included as part of this filing

STONEBRIDGE ACQUISITION HOTELS

COMBINED STATEMENTS OF CASH FLOWS (UNAUDITED)

SIX MONTHS ENDED JUNE 30, 2004 AND 2003

	2004	2003
Cash Flows From Operating Activities
Net income	$1,133,321	$985,176
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	1,521,889	1,178,337
Increase in operating assets	(109,285)	(69,820)
Decrease in operating liabilities	(1,267,808)	(192,964)

Net cash provided by operating activities	1,278,117	1,900,729

Cash Flows From Investing Activities
Purchase of capital assets	(8,497,052)	(4,499,928)
Net increase in restricted funds held	(118,178)	(130,757)

Net cash used in investing activities	(8,615,230)	(4,630,685)

Cash Flows From Financing Activities
Proceeds from notes payable	9,067,200	3,109,873
Due to Affiliate	(1,950,000)	—
Equity Funding (Distributions)	1,704	(1,011,852)

Net cash provided by financing activities	7,118,904	2,098,021

Net decrease in cash	$(218,209)	$(631,935)
Cash:
Beginning	$1,861,337	$1,780,646

Ending	$1,643,128	$1,148,711

See also the audited financial statements included as part of this filing

Apple REIT Six, Inc.

Pro Forma Condensed Consolidated Balance Sheet as of June 30, 2004 (unaudited, in thousands)

The following unaudited Pro Forma Condensed Consolidated Balance Sheet of Apple REIT Six, Inc. (“AR6”) gives effect to the purchase of a Marriott Town Center in Redmond, Washington for a gross purchase price of $64 million on July 7, 2004, the purchase of one Springhill Suites by Marriott located in Arcadia, California; three Hilton Garden Inn's located in Arcadia, California, Anchorage, Alaska, and Lake Forest, California; three Hampton Inn by Hilton hotels located in Lakewood, Colorado, Phoenix, Arizona, and Glendale, Colorado, and one Homewood Suites by Hilton hotel located in Anchorage, Alaska. The gross purchase price was $95.6 million and closed effective October 12, 2004, and two pending hotel purchases of Hampton Inns by Hilton in Anchorage, Alaska and Foothill Ranch, California for an approximate purchase price of $18.9 million. The pending purchases and the hotels purchased on October 12, 2004 are collectively referred to as the “Stonebridge Portfolio.”

This pro forma Balance Sheet also assumes all of the hotels had been leased to our wholly owned taxable REIT subsidiaries pursuant to master hotel lease arrangements. The hotels acquired will be managed by affiliates of Marriott International and Hilton Hotels Corporation under separate management agreements.

Such pro forma information is based in part upon the historical Consolidated Balance Sheet of AR6 and the historical balance sheets of the hotels.

The following unaudited Pro Forma Condensed Consolidated Balance Sheet of AR6 is not necessarily indicative of what the actual financial position would have been assuming such transactions had been completed as of June 30, 2004, nor does it purport to represent the future financial position of AR6.

The unaudited pro forma condensed consolidated balance sheets should be read in conjunction with, and are qualified in their entirety by, the historical consolidated balance sheets of the acquired hotels included in this prospectus.

Balance Sheet as of June 30, 2004 (unaudited, in thousands)

	Company Historical Balance Sheet	Marriott Town Center Redmond	Stonebridge Portfolio	Pro forma Adjustments		Total Pro forma
ASSETS
Investment in hotel properties, net	$24,003	$34,834	72,939	$179,310	(B)
				(107,773	)(C)	$203,313
Cash and cash equivalents	89,686	304	1,643	(86,633	)(G),(H)	5,000
Restricted cash-furniture, fixtures and equipment escrow	275	225	770	2,209	(I)	3,479
Other assets	848	757	2,472	(3,229	)(D)	848

Total Assets	$114,812	$36,120	77,824	$(16,116)		$212,640

LIABILITIES and SHAREHOLDERS’ EQUITY
Liabilities
Mortgage notes payable	—	$24,003	64,996	$(72,243	)(E)	$16,756
Accounts payable and accrued expenses	$13	3,002	1,804	(4,627	)(J)	192
Other accrued expenses	—	46	—	(46	)(E)	—

Total Liabilities	13	27,051	66,800	(76,916)		16,948
Shareholders’ equity (deficit)	—	9,069	11,024	(20,093	)(F)	—
Class B Convertible Stock, no par value, authorized 240,000 shares	24	—	—	—		24
Common stock, no par value, authorized 200,000,000 shares	115,609	—	—	80,893	(A)	196,502
Distribution greater than net income	(834)	—	—	—		(834)

Total Shareholders’ Equity	114,799	9,069	11,024	60,800		195,692

Total Liabilities and Shareholders’ Equity	$114,812	$36,120	77,824	$(16,116)		$212,640

Notes to Pro Forma Condensed Consolidated Balance Sheet (unaudited)

(A)	Represents incremental gross proceeds of $91,924,000 from sale of 8,357,000 units subsequent to June 30, 2004 used to fund acquisitions (see Note B).

(B)	Total purchase price for the properties purchased after June 30, 2004 consists of the following. Purchase price allocation is preliminary and subject to change.

	Marriott Town Center Redmond	Stonebridge Portfolio	Total combined
	(in thousands)
Purchase price per contract	$64,000	$114,500	$178,500
Escrows and other assets assumed	(179)	(3,025)	(3,204)
Acquisition fee payable to Apple Six Realty Group	1,280	2,290	3,570
Additional estimated closing costs	249	195	444

Investment in hotel properties	65,350	113,960	179,310	(B)
Escrows and other assets acquired	179	3,025	3,204
Liabilities Assumed	—	(16,756)	(16,756)
Real estate and property taxes	—	(179)	(179)

Investment in hotel properties net of liabilities	$65,529	$100,050	$165,579

Total purchase price, net			$165,579
Less: Cash on hand to fund acquisitions			(89,686)
Plus: Working capital requirements			5,000

Equity proceeds needed for acquisitions and working capital			$80,893

Purchase price, cash required to pay seller			$80,893
Net raise percentage			0.88

Gross dollars needed to fund acquisitions			$91,924
Gross dollars needed in addition to the initial offering			$91,924
Price per share			$11.00

Units required in addition to the initial offering			8,357
Actual outstanding shares 6/30/04			11,963

Total Shares outstanding			20,320

(C)	Represents elimination of historical net carrying value of real estate under prior owner.

(D)	Represents elimination of net deferred loan costs and other intangible assets associated with prior owner.

(E)	Represents elimination of liabilities associated with prior owner, not assumed by the Company.

(F)	Represents elimination of shareholders’ equity associated with the prior owner.

(G)	Represents elimination of prior owners cash and cash equivalents.

(H)	Cash needed to fund one quarter’s dividend and working capital needs, less cash on hand of $89,686,000.

(I)	Represents assumption of certain escrows in the amount of $3,204,000.

(J)	Represents assumption of certain liabilities in the amount of $179,000.

Apple REIT Six, Inc.

Pro Forma Condensed Consolidated Statements of Operations (unaudited)

For the year ended December 31, 2003 and the six months ended June 30, 2004

(in thousands)

The following unaudited Pro Forma Condensed Consolidated Statement of Operations of Apple REIT Six, Inc. (“AR6”) gives effect to the purchase of a Springhill Suites by Marriott in Fort Worth, Texas for an approximate purchase price of $13,340,000, purchased on May 28, 2004, the purchase of a Courtyard by Marriott in Myrtle Beach, SC for a gross purchase price of $9.2 million, purchased on June 8, 2004, the purchase of a Town Center by Marriott in Redmond, Washington on July 7, 2004 for a gross purchase price of $64 million, and the purchase of one Springhill Suites by Marriott located in Arcadia, California; three Hilton Garden Inn’s located in Arcadia, California, Anchorage, Alaska, and Lake Forest, California; three Hampton Inn by Hilton hotels located in Lakewood, Colorado, Phoenix, Arizona, and Glendale, Colorado, and one Homewood Suites by Hilton hotel located in Anchorage, Alaska. The gross purchase price was $95.6 million and closed effective October 12, 2004, and two pending hotel purchases of Hampton Inns by Hilton in Anchorage, Alaska and Foothill Ranch, California for an approximate purchase price of $18.9 million. The pending purchases and the hotels purchased on October 12, 2004 are collectively referred to as the “Stonebridge Portfolio.”

This pro forma Statement of Operations also assumes all of the hotels had been leased to our wholly owned taxable REIT subsidiaries pursuant to master hotel lease arrangements. The hotels acquired will be managed by affiliates of Marriott International and Hilton Hotels Corporation under separate management agreements.

Such pro forma information is based in part upon the historical Consolidated Statement of Operations of AR6 and the historical Statement of Operations of the hotels.

The following unaudited Pro Forma Condensed Consolidated Statement of Operations of AR6 is not necessarily indicative of what the actual financial position would have been assuming such transactions had been completed as of January 1, 2003, nor does it purport to represent the future financial position of AR6.

The unaudited pro forma condensed consolidated statement of operations should be read in conjunction with, and are qualified in their entirety by, the historical consolidated statement of operations of the acquired hotels included in this prospectus.

For the year ended December 31, 2003 (unaudited, in thousands)

	Company Historical Statement of Operations (A)	Historical Springhill Suites by Marriott Ft. Worth (A)	Historical Courtyard by Marriott Myrtle Beach (A)	Marriott Town Center Redmond (A)	Stonebridge Portfolio (A)	Pro forma Adjustments		Total Pro forma
Revenue:
Suite revenue	$—	$—	$2,207	—	$19,498	—		$21,705
Other operating revenue	—	—	168	—	1,088	—		1,256
Interest income	—	—	2	$1	13	$(16	)(F)	—

Total revenue	—	—	2,377	1	20,599	(16)		22,961
Expenses:
Operating expenses	—	—	1,145	—	9,322	—		10,467
General and administrative	—	—	56	56	—	1,092	(B)	1,204
Management fees	—	—	166	—	2,637	—		2,803
Taxes, insurance and other	—	—	130	—	1,488	—		1,618
Depreciation of real estate owned	—	—	358	—	2,201	(2,559	)(C)	2,106
						2,106	(D)
Interest	—	—	227	—	2,804	(1,858	)(E)	1,173

Total expenses	—	—	2,082	56	18,452	(1,219)		19,371
Income tax expense	—	—	—	—	—	—	(H)	—

Net income before extraordinary items	$—	$—	$295	$(55)	$2,147	$1,203		$3,590

Earnings per common share:
Basic and diluted	$—							$0.43

Basic and diluted weighted average common shares outstanding	—					8,377	(G)	8,377

For the six months ended June 30, 2004 (unaudited, in thousands)

	Company Historical Statement of Operations (A)	Historical Springhill Suites by Marriott Ft. Worth (A)	Historical Courtyard by Marriott Myrtle Beach (A)	Marriott Town Center Redmond (A)	Stonebridge Portfolio (A)	Pro forma Adjustments		Total Pro Forma
Revenue:
Suite revenue	$406	$—	$678	—	$12,360	—		$13,444
Other operating revenue	21	—	55	—	726	—		802
Interest income	77	—	1	—	3	$(81	)(F)	—

Total revenue	504	—	734	—	13,089	(81)		14,246
Expenses:
Operating expenses	193	—	427	—	6,425	—		7,045
General and administrative	138	18	90	212	—	546	(B)	1,004
Management fees	27	—	53	—	1,665	—		1,745
Taxes, insurance and other	27	—	43	—	744	—		814
Depreciation of real estate owned	83	—	135	—	1,522	1,317	(C)	1,400
						(1,657	)(D)
Interest	5	—	92	—	1,600	(1,106	)(E)	591

Total expenses	473	18	840	212	11,956	(900)		12,599
Income tax expense	—	—	—	—		—	(H)	—

Net income	$31	$(18)	$(106)	$(212)	$1,133	$819		$1,647

Earnings per common share:
Basic and diluted	$0.01							$0.14

Basic and diluted weighted average common shares outstanding	3,251					8,382	(G)	11,633

Notes to Pro Forma Condensed Consolidated Statements of Operations (unaudited):

(A)	Represents results of operations for the hotels acquired on a pro forma basis as if the hotels were owned by the Company at January 1, 2003 and for the respective periods prior to acquisition by the Company in 2004. The Company was formed on January 20, 2004 and consequently had no operations in 2003. Additionally, one property began operations in 2003 and four properties began operations in 2004. and therefore had limited historical operational activity. The properties and their respective opening dates were as follows: Hampton Inn & Suites, Lakewood—9/16/2003, Homewood Suites, Anchorage—3/9/2004, Hilton Garden Inn, Lake Forest—3/31/2004, Spring Hill Suites, Ft. Worth—5/28/2004, Marriott Suites, Redmond—6/19/2004

(B)	Represents the advisory fee of .25% of accumulated capital contributions under the “best efforts” offering for the period of time not owned by the Company plus anticipated legal and accounting fees, and other costs associated with being a public company.

(C)	Represents elimination of historical depreciation and amortization expense of the acquired properties.

(D)	Represents the depreciation on the hotels acquired based on the purchase price allocation to depreciable property and the dates the hotels began operations, broken out as follows: The weighted average lives of the depreciable assets are 39 years for building and 7 years for FF&E. The estimated useful lives are based on management’s knowledge of the properties and the hotel industry in general.

Year ended December 31, 2003 (in thousands)	Ft. Worth SHS	Myrtle Beach CY	Marriott Town Center Redmond	Stonebridge Portfolio	Total
Depreciation	$—	$230	$—	$1,876	2,106

					2,106

Six months ended June 30, 2004 (in thousands)
Depreciation	$—	$115	—	1,202	1,317

					1,317

(E)	The interest related to prior owners debt, which was not assumed, has been eliminated.

(F)	Represents elimination of interest income on cash used to fund acquisitions.

(G)	Weighted average shares were calculated based on the date each hotel opened and the corresponding shares required to be issued as necessary to generate the purchase price.

(H)	Estimated income tax expense of our wholly owned taxable REIT subsidiary is zero based on the contractual agreements put in place between the Company and our lessee based on a combined rate of 40%. Based on the terms of the lease agreements our taxable subsidiary would have incurred a loss during these periods. No operating loss benefit has been recorded as realization is not certain.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Apple REIT Six, Inc.

By:	/s/ Glade M. Knight
Glade M. Knight, President

November 12, 2004